Exhibit 5.1

October 3, 2024

Larkin At Exchange 726 Exchange Street, Suite 1000 Buffalo, New York 14210
716.200.5050

VIA EDGAR

PaxMedica, Inc.

101 Arch Street, 8th Floor

Boston, MA 02110

RE:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to PaxMedica, Inc., a Delaware corporation (the “Company”), in connection with the issuance of this opinion that relates to a registration statement on Form S-1 (the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement covers the resale, by the selling stockholders listed therein (collectively, the “Selling Stockholders”), from time to time pursuant to Rule 415 under the Securities Act as set forth in the Registration Statement, of shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which consist of: (i) 8,846,160 shares of Common Stock that are issuable upon exercise of certain warrants (the “Investor Warrants”) issued pursuant to inducement offer letter agreements (the “Investor Agreements”) entered into by and between the Company and several Selling Stockholders dated September 3, 2024 (the “Warrant Issuance Date”), and (ii) up to 176,923 shares of Common Stock issuable upon exercise of warrants (the “Placement Agent Warrants”) issued on the Warrant Issuance Date pursuant to an engagement letter agreement (the “Placement Agent Agreement”) dated as of August 23, 2024, by and between the Company and H.C. Wainwright & Co., LLC (the “Placement Agent”). The Investor Warrants and the Placement Agent Warrants are collectively referred to herein as the “Warrants.” The Investor Agreements and the Placement Agent Agreement are collectively referred to herein as the “Agreements.”

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement.

In connection with the issuance of this opinion letter, we have examined (i) the Regisration Statement and the exhibits thereto, including the Warrants and the Agreements, and (ii) originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have, with your consent, relied upon statements and representations of officers and other representatives of the Company and of public officials.

In our examination, we have assumed (a) the genuineness of all signatures, including endorsements, (b) the legal capacity and competency of all natural persons, (c) the authenticity of all documents submitted to us as originals, (d) the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies; and (e) the accuracy, completeness and authenticity of certificates of public officials.

October 3, 2024 Page 2

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the Delaware General Corporation Law (the “DGCL”) and, when the Shares are delivered and paid for in accordance with the terms of the Warrants and when evidence of the issuance thereof is duly recorded in the Company’s books and records, the Shares will be validly issued, fully paid, and non-assessable.

Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, the Warrants, the Agreements or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Shares or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

The opinion we render herein is limited to those matters governed by the DGCL as of the date hereof and we disclaim any obligation to revise or supplement the opinion rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision, or otherwise. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof.

This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events, or developments that hereafter may be brought to our attention or that may alter, affect, or modify the opinion expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act. It is understood that this opinion is to be used only in connection with the offer and sale of the Shares being registered while the Registration Statement is effective under the Securities Act.

Respectfully submitted,

HARRIS BEACH PLLC

By:	/s/ Seth T. Hiland
Seth T. Hiland, Member